Exhibit 99.1

Investor Contact David Martin 717.612.5628 damartin@harsco.com	Media Contact Kenneth Julian 717.730.3683 kjulian@harsco.com

FOR IMMEDIATE RELEASE

HARSCO CORPORATION REPORTS SECOND QUARTER 2016 RESULTS

•	Q2 GAAP Operating Income of $1 Million, Including Loss Provision in Rail of $40 Million

•	Excluding Rail Loss Provision, Operating Income in Q2 of $41 Million; Above Guidance Due to Favorable Performance in Metals & Minerals and Lower Corporate Spending

•
Full-Year GAAP Operating Income Expected to be Between $57 Million and $72 Million; Adjusted Operating Income Anticipated Between $105 Million and $120 Million as Compared with Prior Range of $80 Million to $100 Million

•	Free Cash Flow Guidance Increased to Between $65 Million and $80 Million as Compared with Prior Range of $50 Million to $70 Million

•	Net Debt Reduced to $809 Million and Liquidity Exceeded $220 Million at Quarter-End; Company Now Targeting a Net Leverage Ratio Below 3.0x at Year-End

CAMP HILL, PA (August 4, 2016) . . . Harsco Corporation (NYSE: HSC) today reported second quarter 2016 results. On a U.S. GAAP (“GAAP”) basis, second quarter 2016 diluted loss per share from continuing operations was $0.35, which included a loss provision related to the Company's railway maintenance equipment contracts with SBB, the federal railway system in Switzerland. As previously disclosed, the Company concluded that it will have a loss on its outstanding contracts with SBB, and under generally accepted accounting principles, a loss provision is recorded when determined probable. Excluding this item, diluted earnings per share from continuing operations in the second quarter of 2016 were $0.15. This result compares with diluted earnings per share of $0.08 in the second quarter of 2015.

Operating income from continuing operations for the second quarter of 2016 was $1 million. Excluding the loss provision, operating income for the second quarter of 2016 was $41 million, which was above the guidance range of $22 million to $27 million provided by the Company.

“We were particularly pleased with the performance of Metals & Minerals in the second quarter,” said President and CEO Nick Grasberger. “The performance in Metals & Minerals reflects the structural and operational improvements completed over the past two years, strong execution against our key priorities and an improved market environment. Our second quarter results also benefited from lower than anticipated Corporate costs, and our Industrial business performed well in a challenging economic environment. As previously announced, our reported results were impacted by the recognition of expected losses on our SBB contracts in Rail. While we are disappointed with this outcome, our SBB development work is progressing and we expect to begin delivering key components under these contracts during the second-half of the year.”

Grasberger continued, “Looking forward, we expect the internal momentum to continue in our Metals & Minerals segment and believe that our businesses are well positioned to show significant operating leverage as key markets recover. Accordingly, we have raised our 2016 Outlook for adjusted operating income. As we enter the second-half of the year, our priorities are unchanged. We remain focused on achieving meaningful debt reduction during the year and will continue to pursue initiatives to strengthen the market positions and capital returns of our businesses. Finally, we are committed to rebalancing our business portfolio and realizing the embedded value within our businesses.”

Harsco Corporation—Selected Second Quarter Results

($ in millions, except per share amounts)	Q2 2016	Q2 2015
Revenues	$370	$456
Operating income from continuing operations - GAAP	$1	$36
Operating margin from continuing operations - GAAP	0.4%	7.8%
Diluted EPS from continuing operations	$(0.35)	$0.08
Unusual items per diluted share	$0.50	$—
Adjusted operating income - excluding unusual items	$41	$36
Adjusted operating margin - excluding unusual items	11.2%	7.8%
Adjusted diluted EPS from continuing operations - excluding unusual items	$0.15	$0.08
Return on invested capital (TTM) - excluding unusual items	6.0%	6.8%

Consolidated Second Quarter Operating Results

Total revenues were $370 million, with the decrease attributable to each of the Company’s segments, as expected. Foreign currency translation negatively affected second quarter 2016 revenues by approximately $13 million.

Operating income from continuing operations for the second quarter of 2016 was $1 million, while operating income from continuing operations excluding the loss provision was $41 million in the second quarter of 2016. These figures compare with operating income of $36 million in the prior-year quarter. Excluding the Rail loss provision, the improvement in results in Metals & Minerals in comparison with the same quarter last year more than offset lower earnings in the Industrial and Rail segments. As a result, operating margin increased by 340 basis points versus the prior-year period excluding the Rail loss provision.

Foreign currency translation positively impacted operating income by approximately $2 million in this year’s quarter compared with the prior-year quarter. Also, the Company’s second quarter 2016 earnings included an equity loss of approximately $0.7 million ($0.01 loss per share after tax) from the Brand Energy joint venture.

Second Quarter Business Review

Metals & Minerals

($ in millions)	Q2 2016	Q2 2015	%Change
Revenues	$254	$294	(14)%
Operating income - GAAP	$31	$19	66%
Operating margin - GAAP	12.2%	6.3%
Customer liquid steel tons (millions)	34.8	40.6	(14)%

Revenues decreased 14 percent to $254 million, primarily as a result of exiting certain contracts and foreign exchange translation. Meanwhile, operating income increased 66 percent in comparison with the prior-year as the workforce reductions and other benefits realized under Project Orion, lower overall operating costs and improved profitability for certain Applied Products offset the impact from site exits. As a result, the segment operating margin improved to 12.2 percent versus 6.3 percent in last year’s second quarter. There were no unusual items in either period.

Industrial

($ in millions)	Q2 2016	Q2 2015	%Change
Revenues	$66	$92	(28)%
Operating income - GAAP	$7	$14	(49)%
Operating margin - GAAP	11.0%	15.7%

Revenues declined 28 percent to $66 million, principally due to volume changes in the segment’s heat exchanger business resulting from lower capital spending among U.S. energy customers. Operating income declined as reduced demand for heat exchangers offset lower selling and administrative costs. As a result, the segment’s operating margin decreased to 11.0 percent compared with 15.7 percent in the comparable quarter last year.

Rail

($ in millions)	Q2 2016	Q2 2015	%Change
Revenues	$50	$70	(28)%
Operating income - GAAP	$(32)	$11	nmf
Operating margin - GAAP	(63.8)%	16.4%
Adjusted operating income - excluding unusual items	$8	$11	(29)%
Adjusted operating margin - excluding unusual items	16.2%	16.4%
nmf=not meaningful

Revenues decreased 28 percent to $50 million as lower equipment volume offset an increase in after-market parts sales. The segment incurred an operating loss of $32 million in the second quarter of 2016 due to the loss provision on the SBB contracts. Excluding this item, operating income totaled $8 million as compared with operating income of $11 million in the prior-year quarter. This change can be attributed to lower contributions from equipment sales, which offset benefits from higher parts sales and lower selling and administrative costs. Meanwhile, the segment's operating margin excluding the loss provision was largely unchanged at 16.2 percent compared with 16.4 percent in the comparable quarter last year.

Cash Flow

Free cash flow was $19 million in the second quarter of 2016, compared with $10 million in the prior-year period. This cash flow improvement resulted principally from a decline in capital expenditures compared with last year's quarter.

Financial Position

At the end of the second quarter, Harsco maintained net debt of approximately $809 million, a modest decrease from the sequential quarter. Meanwhile, the Company's net debt to EBITDA ratio was 2.9x, as compared with a maximum leverage covenant of 4.0x under the Company's current Credit Agreement, and its borrowing capacity and available cash totaled more than $220 million at the end of the quarter. Also, the Company is now targeting a net leverage ratio of less than 3.0x at year-end as compared to 3.0x to 3.2x previously.

2016 Outlook

The Company's 2016 Outlook is improved to mainly reflect revised forecasts for the Metals & Minerals segment and Corporate spending as compared with the guidance provided as part of its first quarter 2016 results. For Metals & Minerals, adjusted operating income is now expected to improve compared with 2015 given current expectations for cost and operational gains as well as improved fundamentals within the global mill services and Applied Products markets. As a result, internal improvements and site start-ups are forecasted to fully offset the impacts from site exits, weaker commodities prices and lower steel production for the year. Further, Corporate spending is now expected to decrease at least 20 percent versus 2015 as a result of continued reduction of various overhead expenditures such as personnel, travel and professional fees. The Company's outlook for the Industrial and Rail segments are mostly unchanged. In Industrial, operating results are projected to be meaningfully lower as compared with 2015 due to reduced demand from U.S. energy customers. Rail earnings are expected to decrease as a result of weaker U.S. market demand, sales mix and administrative costs to facilitate international expansion as well as the $40 million loss provision in the just-completed quarter. Lastly, the Outlook also includes anticipated equity income from the Brand Energy joint venture, where impacts from various financial uncertainties such as foreign exchange and income taxes are assumed to be limited in the forecast period.

Full Year 2016

•	GAAP operating income for the full year is expected to range from $57 million to $72 million; compared with $89 million in 2015.

•	Adjusted operating income for the full year is expected to range from $105 million to $120 million; compared with $80 million to $100 million previously and with $135 million in 2015.

•	Free cash flow in the range of $65 million to $80 million; compared with a previous range of $50 million to $70 million and with $24 million in 2015.

•	Net interest expense is forecasted to range from $50 million to $52 million.

•	Equity income from the Brand Energy joint venture is expected to be $6 million to $8 million; compared with $3 million to $6 million previously.

•	GAAP loss per share for the full year in the range of $0.17 to $0.32; compared GAAP earnings per share of $0.09 in 2015.

•	Adjusted earnings per share for the full year in the range of $0.33 to $0.49; compared with $0.13 to $0.33 previously and $0.56 per share in 2015.

•	Adjusted return on invested capital is expected to range from 5.5 percent to 6.0 percent; compared with 6.3 percent in 2015.

Q3 2016

•	Adjusted operating income of $27 million to $32 million; compared with $35 million in the prior-year quarter.

•	Adjusted earnings per share of $0.10 to $0.15; compared with $0.18 in the prior-year quarter.

Conference Call

As previously announced, the Company will hold a conference call today at 9:00 a.m. Eastern Time to discuss its results and respond to questions from the investment community. The conference call will be broadcast live through the Harsco Corporation website at www.harsco.com. The Company will refer to a slide presentation that accompanies its formal remarks. The slide presentation will be available on the Company’s website.

The call can also be accessed by telephone by dialing (800) 611-4920, or (973) 200-3957 for international callers. Enter Conference ID number 44559392. Listeners are advised to dial in at least five minutes prior to the call.

Replays will be available via the Harsco website and also by telephone through August 18, 2016 by dialing (800) 585-8367, (855) 859-2056 or (404) 537-3406.

Forward-Looking Statements

The nature of the Company's business and the many countries in which it operates subject it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. In accordance with the "safe harbor" provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities

Exchange Act of 1934, the Company provides the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the results contemplated by forward-looking statements, including the expectations and assumptions expressed or implied herein. Forward-looking statements contained herein could include, among other things, statements about management's confidence in and strategies for performance; expectations for new and existing products, technologies and opportunities; and expectations regarding growth, sales, cash flows, and earnings. Forward-looking statements can be identified by the use of such terms as "may," "could," "expect," "anticipate," "intend," "believe," "likely," "estimate," "target," "plan" or other comparable terms.

Factors that could cause actual results to differ, perhaps materially, from those implied by forward-looking statements include, but are not limited to: (1) changes in the worldwide business environment in which the Company operates, including general economic conditions; (2) changes in currency exchange rates, interest rates, commodity and fuel costs and capital costs; (3) changes in the performance of equity and bond markets that could affect, among other things, the valuation of the assets in the Company's pension plans and the accounting for pension assets, liabilities and expenses; (4) changes in governmental laws and regulations, including environmental, occupational health and safety, tax and import tariff standards; (5) market and competitive changes, including pricing pressures, market demand and acceptance for new products, services and technologies; (6) the Company's inability or failure to protect its intellectual property rights from infringement in one or more of the many countries in which the Company operates; (7) failure to effectively prevent, detect or recover from breaches in the Company's cybersecurity infrastructure; (8) unforeseen business disruptions in one or more of the many countries in which the Company operates due to political instability, civil disobedience, armed hostilities, public health issues or other calamities; (9) disruptions associated with labor disputes and increased operating costs associated with union organization; (10) the seasonal nature of the Company's business; (11) the Company's ability to successfully enter into new contracts and complete new acquisitions or strategic ventures in the time-frame contemplated, or at all; (12) the integration of the Company's strategic acquisitions; (13) the amount and timing of repurchases of the Company's common stock, if any; (14) the prolonged recovery in global financial and credit markets and economic conditions generally, which could result in the Company's customers curtailing development projects, construction, production and capital expenditures, which, in turn, could reduce the demand for the Company's products and services and, accordingly, the Company's revenues, margins and profitability; (15) the outcome of any disputes with customers, contractors and subcontractors; (16) the financial condition of the Company's customers, including the ability of customers (especially those that may be highly leveraged and those with inadequate liquidity) to maintain their credit availability; (17) the Company's ability to successfully implement and receive the expected benefits of cost-reduction and restructuring initiatives, including the achievement of expected cost savings in the expected time frame and the ability to reduce its net debt; (18) the ability to successfully implement the Company's strategic initiatives and portfolio optimization and the impact of such initiatives, such as the Harsco Metals & Minerals Segment's Improvement Plan ("Project Orion"); (19) the amount ultimately realized from the Company's exit from the strategic venture between the Company and Clayton, Dubilier & Rice and the timing of such exit; (20) implementation of environmental remediation matters; (21) risk and uncertainty associated with intangible assets; (22) the impact of a transaction, if any, resulting from the Company's determination to explore strategic options for the separation of the Harsco Metals & Minerals Segment; and (23) other risk factors listed from time to time in the Company's SEC reports. A further discussion of these, along with other potential risk factors, can be found in Part I, Item 1A, "Risk Factors," of the Company's Annual Report on Form 10-K for the year ended December 31, 2015. The Company cautions that these factors may not be exhaustive and that many of these factors are beyond the Company's ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company undertakes no duty to update forward-looking statements except as may be required by law.

About Harsco

Harsco Corporation serves key industries that are fundamental to worldwide economic development, including steel and metals production, railways and energy. Harsco’s common stock is a component of the S&P SmallCap 600 Index and the Russell 2000 Index. Additional information can be found at www.harsco.com.

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HARSCO CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
	Three Months Ended		Six Months Ended
	June 30		June 30
(In thousands, except per share amounts)	2016	2015	2016	2015
Revenues from continuing operations:
Service revenues	$249,626	$292,209	$475,120	$579,637
Product revenues	120,307	163,538	248,094	327,689
Total revenues	369,933	455,747	723,214	907,326
Costs and expenses from continuing operations:
Cost of services sold	191,508	243,838	381,325	489,699
Cost of products sold	125,388	116,561	218,632	231,782
Selling, general and administrative expenses	49,520	58,463	100,304	122,365
Research and development expenses	956	1,514	1,838	2,433
Other (income) expenses	1,247	(358)	10,370	(13,563)
Total costs and expenses	368,619	420,018	712,469	832,716
Operating income from continuing operations	1,314	35,729	10,745	74,610
Interest income	552	431	1,087	687
Interest expense	(13,805)	(11,818)	(26,168)	(23,702)
Change in fair value to unit adjustment liability and loss on dilution of equity method investment	(1,489)	(2,164)	(13,706)	(4,409)
Income (loss) from continuing operations before income taxes and equity income (loss)	(13,428)	22,178	(28,042)	47,186
Income tax expense	(12,000)	(7,105)	(9,834)	(19,960)
Equity in income (loss) of unconsolidated entities, net	(694)	(7,584)	2,481	(3,501)
Income (loss) from continuing operations	(26,122)	7,489	(35,395)	23,725
Discontinued operations:
Income (loss) on disposal of discontinued business	2,886	434	2,380	(212)
Income tax benefit (expense) related to discontinued business	(1,065)	(161)	(878)	78
Income (loss) from discontinued operations	1,821	273	1,502	(134)
Net income (loss)	(24,301)	7,762	(33,893)	23,591
Less: Net income attributable to noncontrolling interests	(1,872)	(1,187)	(3,149)	(1,752)
Net income (loss) attributable to Harsco Corporation	$(26,173)	$6,575	$(37,042)	$21,839
Amounts attributable to Harsco Corporation common stockholders:
Income (loss) from continuing operations, net of tax	$(27,994)	$6,302	$(38,544)	$21,973
Income (loss) from discontinued operations, net of tax	1,821	273	1,502	(134)
Net income (loss) attributable to Harsco Corporation common stockholders	$(26,173)	$6,575	$(37,042)	$21,839

Weighted-average shares of common stock outstanding	80,337	80,221	80,288	80,230
Basic earnings (loss) per common share attributable to Harsco Corporation common stockholders:
Continuing operations	$(0.35)	$0.08	$(0.48)	$0.27
Discontinued operations	0.02	—	0.02	—
Basic earnings (loss) per share attributable to Harsco Corporation common stockholders	$(0.33)	$0.08	$(0.46)	$0.27

Diluted weighted-average shares of common stock outstanding	80,337	80,418	80,288	80,385
Diluted earnings (loss) per common share attributable to Harsco Corporation common stockholders:
Continuing operations	$(0.35)	$0.08	$(0.48)	$0.27
Discontinued operations	0.02	—	0.02	—
Diluted earnings (loss) per share attributable to Harsco Corporation common stockholders	$(0.33)	$0.08	$(0.46)	$0.27

HARSCO CORPORATION CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)	June 30 2016	December 31 2015
ASSETS
Current assets:
Cash and cash equivalents	$69,238	$79,756
Trade accounts receivable, net	265,241	254,877
Other receivables	16,875	30,395
Inventories	208,243	216,967
Other current assets	80,503	82,527
Total current assets	640,100	664,522
Investments	236,112	252,609
Property, plant and equipment, net	531,292	564,035
Goodwill	394,423	400,367
Intangible assets, net	47,078	53,043
Other assets	110,016	126,621
Total assets	$1,959,021	$2,061,197
LIABILITIES
Current liabilities:
Short-term borrowings	$10,129	$30,229
Current maturities of long-term debt	35,588	25,084
Accounts payable	113,532	136,018
Accrued compensation	40,736	38,899
Income taxes payable	7,192	4,408
Dividends payable	—	4,105
Insurance liabilities	11,927	11,420
Advances on contracts and other customer advances	107,912	107,250
Due to unconsolidated affiliate	7,715	7,733
Unit adjustment liability	11,681	22,320
Other current liabilities	121,536	118,657
Total current liabilities	467,948	506,123
Long-term debt	832,339	845,621
Deferred income taxes	15,364	12,095
Insurance liabilities	25,078	30,400
Retirement plan liabilities	210,482	241,972
Due to unconsolidated affiliate	14,138	13,674
Unit adjustment liability	52,510	57,614
Other liabilities	40,213	42,895
Total liabilities	1,658,072	1,750,394
HARSCO CORPORATION STOCKHOLDERS' EQUITY
Common stock	140,622	140,503
Additional paid-in capital	169,048	170,699
Accumulated other comprehensive loss	(488,302)	(515,688)
Retained earnings	1,199,313	1,236,355
Treasury stock	(760,391)	(760,299)
Total Harsco Corporation stockholders’ equity	260,290	271,570
Noncontrolling interests	40,659	39,233
Total equity	300,949	310,803
Total liabilities and equity	$1,959,021	$2,061,197

HARSCO CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
	Three Months Ended		Six Months Ended
	June 30		June 30
(In thousands)	2016	2015	2016	2015
Cash flows from operating activities:
Net income (loss)	$(24,301)	$7,762	$(33,893)	$23,591
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	32,655	36,853	65,736	73,507
Amortization	2,962	2,836	5,926	6,073
Change in fair value to the unit adjustment liability and loss on dilution of equity method investment	1,489	2,164	13,706	4,409
Deferred income tax expense (benefit)	(2,290)	(274)	(2,857)	2,355
Equity in (income) loss of unconsolidated entities, net	694	7,584	(2,481)	3,501
Dividends from unconsolidated entities	—	—	16	—
Contract loss provision for Harsco Rail Segment	40,050	—	40,050	—
Other, net	14,132	(7,861)	4,257	(17,473)
Changes in assets and liabilities:
Accounts receivable	(12,941)	9,453	3,011	(10,698)
Inventories	(11,383)	(11,696)	(23,791)	(31,192)
Accounts payable	(548)	5,662	(16,399)	11,437
Accrued interest payable	(6,704)	(6,991)	(36)	(163)
Accrued compensation	5,014	2,149	1,237	(6,870)
Advances on contracts and other customer advances	7,886	(447)	(1,109)	8,246
Harsco 2011/2012 Restructuring Program accrual	—	87	—	(101)
Other assets and liabilities	(15,158)	(12,536)	(24,791)	(21,404)
Net cash provided by operating activities	31,557	34,745	28,582	45,218
Cash flows from investing activities:
Purchases of property, plant and equipment	(15,225)	(31,616)	(32,176)	(63,246)
Proceeds from sales of assets	2,296	6,570	5,115	13,351
Purchases of businesses, net of cash acquired	—	(929)	(26)	(7,757)
Payment of unit adjustment liability	—	(5,580)	—	(11,160)
Other investing activities, net	(6,043)	(7,143)	(616)	(4,783)
Net cash used by investing activities	(18,972)	(38,698)	(27,703)	(73,595)
Cash flows from financing activities:
Short-term borrowings, net	2,315	(7,944)	1,949	(3,046)
Current maturities and long-term debt:
Additions	21,009	40,941	50,019	92,980
Reductions	(32,687)	(11,005)	(75,608)	(16,152)
Cash dividends paid on common stock	—	(16,448)	(4,105)	(32,891)
Dividends paid to noncontrolling interests	(1,702)	(1,559)	(1,702)	(1,559)
Purchase of noncontrolling interests	(4,731)	—	(4,731)	—
Common stock acquired for treasury	—	—	—	(12,143)
Proceeds from cross-currency interest rate swap termination	—	—	16,625	—
Other financing activities, net	(1)	(143)	(895)	(2,192)
Net cash provided (used) by financing activities	(15,797)	3,842	(18,448)	24,997
Effect of exchange rate changes on cash	2,045	710	7,051	7,685
Net increase (decrease) in cash and cash equivalents	(1,167)	599	(10,518)	4,305
Cash and cash equivalents at beginning of period	70,405	66,549	79,756	62,843
Cash and cash equivalents at end of period	$69,238	$67,148	$69,238	$67,148

HARSCO CORPORATION REVIEW OF OPERATIONS BY SEGMENT (Unaudited)
	Three Months Ended		Three Months Ended
	June 30, 2016		June 30, 2015
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)
Harsco Metals & Minerals	$253,560	$30,927	$294,336	$18,599
Harsco Industrial	66,270	7,300	91,881	14,419
Harsco Rail	50,103	(31,948)	69,530	11,400
General Corporate	—	(4,965)	—	(8,689)
Consolidated Totals	$369,933	$1,314	$455,747	$35,729

	Six Months Ended		Six Months Ended
	June 30, 2016		June 30, 2015
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)
Harsco Metals & Minerals	$483,232	$37,868	$585,534	$29,182
Harsco Industrial	128,139	13,771	190,684	31,446
Harsco Rail	111,843	(27,042)	131,108	33,033
General Corporate	—	(13,852)	—	(19,051)
Consolidated Totals	$723,214	$10,745	$907,326	$74,610

HARSCO CORPORATION
RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS EXCLUDING UNUSUAL ITEMS TO DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2016	2015	2016	2015
Diluted earnings (loss) per share from continuing operations as reported (a)	$(0.35)	$0.08	$(0.48)	$0.27
Harsco Rail Segment contract loss provision (b)	0.50	—	0.50	—
Net loss on dilution of equity method investment (c)	—	—	0.13	—
Harsco Metals & Minerals Segment site exit charges (d)	—	—	0.06	—
Harsco Metals & Minerals Segment separation costs (e)	—	—	0.04	—
Taxes on above unusual items	—	—	(0.07)	—
Adjusted diluted earnings per share from continuing operations excluding unusual items	$0.15	$0.08	$0.18	$0.27

(a)	No unusual items were excluded in the three and six months ended June 30, 2015.

(b)	Harsco Rail Segment contract loss provision related the Company's contracts with the federal railway system of Switzerland (Q2 and six months 2016 $40.1 pre-tax).

(c)	Loss on the dilution of the Company's investment in Brand recorded at Corporate (six months 2016 $10.3 million pre-tax).

(d)	Harsco Metals & Minerals Segment charges primarily attributable to site exit costs (six months 2016 $5.1 million pre-tax).

(e)	Costs associated with Harsco Metals & Minerals Segment separation recorded at Corporate (six months 2016 $3.3 million pre-tax).

The Company’s management believes Adjusted diluted earnings per share from continuing operations excluding unusual items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION
RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS EXCLUDING UNUSUAL ITEMS TO DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)

	Twelve Months Ended
	December 31
	2015
Diluted earnings per share from continuing operations as reported	$0.09
Harsco Metals & Minerals Segment contract termination charges, net (a)	0.17
Harsco Metals & Minerals Segment separation costs (b)	0.12
Harsco Metals & Minerals Segment salt cake processing and disposal charges (c)	0.06
Harsco Metals & Minerals Segment site exit and underperforming contract charges, net (d)	0.06
Harsco Metals & Minerals Segment Project Orion charges (e)	0.06
Harsco Metals & Minerals Segment subcontractor settlement charge (f)	0.05
Harsco Metals & Minerals Segment multi-employer pension plan charge (g)	0.01
Harsco Infrastructure Segment loss on disposal (h)	0.01
Taxes on above unusual items	(0.08)
Adjusted diluted earnings per share from continuing operations excluding unusual items	$0.56	(i)

(a)	Harsco Metals & Minerals Segment charges related to a contract terminations (Full year 2015 $13.5 million pre-tax).

(b)	Costs associated with Harsco Metals & Minerals Segment separation costs recorded as Corporate (Full year 2015 $9.9 million pre-tax).

(c)
Harsco Metals & Minerals Segment charges incurred in connection with the processing and disposal of salt cakes (Full year 2015 $7.0 million pre-tax). The Company's Bahrain operations are operated under a strategic venture for which its strategic venture partner has a 35% minority interest. Accordingly, the net impact of the charge to the Company's Net income (loss) attributable to Harsco Corporation was $4.6 million.

(d)
Harsco Metals & Minerals Segment charges primarily attributable to site exit costs and non-cash long lived asset impairment charges associated with strategic actions from Project Orion’s focus on underperforming contracts (Full year 2015 $5.0 million pre-tax which includes $1.4 million of pre-tax gains).

(e)	Harsco Metals & Minerals Segment Project Orion restructuring charges (Full year 2015 $5.1 million pre-tax).

(f)	Harsco Metals & Minerals Segment charges related to a settlement with a subcontractor (Full year 2015 $4.2 million pre-tax).

(g)	Harsco Metals & Minerals Segment charges related to a multi-employer pension plan (Full year 2015 $1.1 million pre-tax).

(h)	Loss resulting from the Harsco Infrastructure Transaction, which was consummated in the fourth quarter of 2013 (Full year 2015 $1.0 million pre-tax).

(i)	Does not total due to rounding.

The Company’s management believes Adjusted diluted earnings per share from continuing operations excluding unusual items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS EXCLUDING UNUSUAL ITEMS TO DILUTED LOSS PER SHARE FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)
	Three Months Ended
	September 30
	2015
Diluted loss per share from continuing operations as reported	$(0.10)
Harsco Metals & Minerals Segment contract termination charges (a)	0.17
Harsco Metals & Minerals Segment salt cake processing and disposal charges (b)	0.06
Harsco Metals & Minerals Segment subcontractor settlement charge (c)	0.05
Strategic planning costs (d)	0.02
Harsco Metals & Minerals Segment multi-employer pension plan charge (e)	0.01
Harsco Infrastructure Segment loss on disposal (f)	0.01
Harsco Metals & Minerals Segment site exit and underperforming contract charges (g)	(0.02)
Taxes on above unusual items	(0.03)
Adjusted diluted earnings per share from continuing operations excluding unusual items	$0.18	(h)

(a)	Harsco Metals & Minerals Segment charges related to a contract terminations (Q3 2015 $13.7 million pre-tax).

(b)
Harsco Metals & Minerals Segment charges incurred in connection with the processing and disposal of salt cakes (Q3 2015 $7.0 million pre-tax). The Company's Bahrain operations are operated under a strategic venture for which its strategic venture partner has a 35% minority interest. Accordingly, the net impact of the charge to the Company's Net income (loss) attributable to Harsco Corporation was $4.6 million.

(c)	Harsco Metals & Minerals Segment charges related to a settlement with a subcontractor (Q3 2015 $4.2 million pre-tax).

(d)	Costs associated with strategic planning expenses recorded as Corporate (Q3 2015 $1.8 million pre-tax).

(e)	Harsco Metals & Minerals Segment charges related to a multi-employer pension plan (Q3 2015 $1.1 million pre-tax).

(f)	(Gain) loss resulting from the Harsco Infrastructure Transaction, which was consummated in the fourth quarter of 2013 (Q3 2015 $1.0 million pre-tax).

(g)
Harsco Metals & Minerals Segment charges primarily attributable to site exit costs and non-cash long lived asset impairment charges associated with strategic actions from Project Orion’s focus on underperforming contracts (Q3 2015 $1.4 million pre-tax).

(h)	Does not total due to rounding.

The Company’s management believes Adjusted diluted earnings per share from continuing operations excluding unusual items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION REVIEW OF OPERATIONS BY SEGMENT EXCLUDING UNUSUAL ITEMS (Unaudited)
(In thousands)	Harsco Metals & Minerals	Harsco Industrial	Harsco Rail	Corporate	Consolidated Totals

Three Months Ended June 30, 2016:
Adjusted operating income (loss) excluding unusual items	$30,927	$7,300	$8,102	$(4,965)	$41,364
Revenues as reported	$253,560	$66,270	$50,103	$—	$369,933
Adjusted operating margin (%) excluding unusual items	12.2%	11.0%	16.2%		11.2%

Three Months Ended June 30, 2015:
Operating income (loss) as reported (a)	$18,599	$14,419	$11,400	$(8,689)	$35,729
Revenues as reported	$294,336	$91,881	$69,530	$—	$455,747
Operating margin (%)	6.3%	15.7%	16.4%		7.8%

Six Months Ended June 30, 2016:
Adjusted operating income (loss) excluding unusual items	$42,968	$13,771	$13,008	$(10,565)	$59,182
Revenues as reported	$483,232	$128,139	$111,843	$—	$723,214
Adjusted operating margin (%) excluding unusual items	8.9%	10.7%	11.6%		8.2%

Six Months Ended June 30, 2015:
Operating income (loss) as reported (a)	$29,182	$31,446	$33,033	$(19,051)	$74,610
Revenues as reported	$585,534	$190,684	$131,108	$—	$907,326
Operating margin (%)	5.0%	16.5%	25.2%		8.2%

(a) No unusual items were excluded during the first quarter and six months ended June 30, 2015.

The Company’s management believes Adjusted operating margin (%) excluding unusual items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED OPERATING INCOME (LOSS) EXCLUDING UNUSUAL ITEMS BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)
(In thousands)	Harsco Metals & Minerals	Harsco Industrial	Harsco Rail	Corporate	Consolidated Totals

Three Months Ended June 30, 2016:
Operating income (loss) as reported	$30,927	$7,300	$(31,948)	$(4,965)	$1,314
Harsco Rail Segment contract loss provision	—	—	40,050	—	40,050
Adjusted operating income (loss), excluding unusual items	$30,927	$7,300	$8,102	$(4,965)	$41,364
Revenues as reported	$253,560	$66,270	$50,103	$—	$369,933

Three Months Ended June 30, 2015:
Operating income (loss) as reported (a)	$18,599	$14,419	$11,400	$(8,689)	$35,729
Revenues as reported	$294,336	$91,881	$69,530	$—	$455,747

(a)	No unusual items were excluded in the second quarter of 2015.

The Company’s management believes Adjusted operating income (loss) excluding unusual items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED OPERATING INCOME (LOSS) EXCLUDING UNUSUAL ITEMS BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)
(In thousands)	Harsco Metals & Minerals	Harsco Industrial	Harsco Rail	Corporate	Consolidated Totals

Six Months Ended June 30, 2016:
Operating income (loss) as reported	$37,868	$13,771	$(27,042)	$(13,852)	$10,745
Harsco Rail Segment contract loss provision	—	—	40,050	—	$40,050
Harsco Metals & Minerals Segment site exit charges	5,100	—	—	—	5,100
Harsco Metals & Minerals Segment separation costs	—	—	—	3,287	3,287
Adjusted operating income (loss), excluding unusual items	$42,968	$13,771	$13,008	$(10,565)	$59,182
Revenues as reported	$483,232	$128,139	$111,843	$—	$723,214

Six Months Ended June 30, 2015:
Operating income (loss) as reported (a)	$29,182	$31,446	$33,033	$(19,051)	$74,610
Revenues as reported	$585,534	$190,684	$131,108	$—	$907,326

(a)	No unusual items were excluded in the six months ended 2015.

The Company’s management believes Adjusted operating income (loss) excluding unusual items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED OPERATING INCOME (LOSS) EXCLUDING UNUSUAL ITEMS BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)
(In thousands)	Harsco Metals & Minerals	Harsco Industrial	Harsco Rail	Corporate	Consolidated Totals

Twelve Months Ended December 31, 2015:
Operating income (loss) as reported	$26,289	$57,020	$50,896	$(45,669)	$88,536
Harsco Metals & Minerals Segment contract termination charges, net	13,484	—	—	—	13,484
Harsco Metals & Minerals Segment separation costs	—	—	—	9,922	9,922
Harsco Metals & Minerals Segment salt cake processing and disposal charges	7,000	—	—	—	7,000
Harsco Metals & Minerals Segment Project Orion charges	5,070	—	—	—	5,070
Harsco Metals & Minerals Segment site exit and underperforming contract charges, net (a)	4,977	—	—	—	4,977
Harsco Metals & Minerals Segment subcontractor settlement charge	4,220	—	—	—	4,220
Harsco Metals & Minerals Segment multi-employer pension plan charge	1,122	—	—	—	1,122
Harsco Infrastructure Segment loss on disposal	—	—	—	1,000	1,000
Adjusted operating income (loss), excluding unusual items	$62,162	$57,020	$50,896	$(34,747)	$135,331
Revenues as reported	$1,106,162	$357,256	$259,674	$—	$1,723,092
(a) Harsco Metals & Minerals Segment charges primarily attributable to site exit costs and non-cash long lived asset impairment charges associated with strategic actions from Project Orion’s focus on underperforming contracts (Full year 2015 $5.0 million pre-tax which includes $1.4 million of pre-tax gains).

The Company’s management believes Adjusted operating income (loss) excluding unusual items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED OPERATING INCOME (LOSS) EXCLUDING UNUSUAL ITEMS BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)
(In thousands)	Harsco Metals & Minerals	Harsco Industrial	Harsco Rail	Corporate	Consolidated Totals

Three Months Ended September 30, 2015:
Operating income (loss) as reported	$(3,331)	$13,934	$7,786	$(10,661)	$7,728
Harsco Metals & Minerals Segment contract termination charges	13,737	—	—	—	13,737
Harsco Metals & Minerals Segment salt cake processing and disposal charges	7,000	—	—	—	7,000
Harsco Metals & Minerals Segment subcontractor settlement charge	4,220	—	—	—	4,220
Strategic planning costs	—	—	—	1,753	1,753
Harsco Metals & Minerals Segment multi-employer pension plan charge	1,122	—	—	—	1,122
Harsco Infrastructure Segment loss on disposal	—	—	—	1,000	1,000
Harsco Metals & Minerals Segment site exit and underperforming contract charges	(1,422)	—	—	—	(1,422)
Adjusted operating income (loss), excluding unusual items	$21,326	$13,934	$7,786	$(7,908)	$35,138
Revenues as reported	$277,367	$91,199	$59,768	$—	$428,334

The Company’s management believes Adjusted operating income (loss) excluding unusual items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF FREE CASH FLOW TO NET CASH PROVIDED BY OPERATING ACTIVITIES (Unaudited)
	Three Months Ended		Six Months Ended
	June 30		June 30
(In thousands)	2016	2015	2016	2015
Net cash provided by operating activities	$31,557	$34,745	$28,582	$45,218
Less maintenance capital expenditures (a)	(12,585)	(24,440)	(27,117)	(43,445)
Less growth capital expenditures (b)	(2,640)	(7,176)	(5,059)	(19,801)
Plus capital expenditures for strategic ventures (c)	79	187	95	267
Plus total proceeds from sales of assets (d)	2,296	6,570	5,115	13,351
Free cash flow	$18,707	$9,886	$1,616	$(4,410)

(a)	Maintenance capital expenditures are necessary to sustain the Company’s current revenue streams and include contract renewal.

(b)	Growth capital expenditures, for which management has discretion as to amount, timing and geographic placement, expand the Company's revenue base and create additional future cash flow.

(c)	Capital expenditures for strategic ventures represent the partner’s share of capital expenditures in certain ventures consolidated in the Company’s financial statements.

(d)	Asset sales are a normal part of the business model, primarily for the Harsco Metals & Minerals Segment.

The Company's management believes that Free cash flow, which is a non-U.S. GAAP financial measure, is meaningful to investors because management reviews cash flows generated from (used in) operations less capital expenditures net of asset sales proceeds. It is important to note that free cash flow does not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF FREE CASH FLOW TO NET CASH PROVIDED BY OPERATING ACTIVITIES (Unaudited)
Twelve Months Ended
December 31
(In thousands)	2015
Net cash provided by operating activities	$121,507
Less maintenance capital expenditures (a)	(92,545)
Less growth capital expenditures (b)	(31,007)
Plus capital expenditures for strategic ventures (c)	439
Plus total proceeds from sales of assets (d)	25,966
Free cash flow	$24,360

(a)	Maintenance capital expenditures are necessary to sustain the Company’s current revenue streams and include contract renewal.

(b)	Growth capital expenditures, for which management has discretion as to amount, timing and geographic placement, expand the Company's revenue base and create additional future cash flow.

(c)	Capital expenditures for strategic ventures represent the partner’s share of capital expenditures in certain ventures consolidated in the Company’s financial statements.

(d)	Asset sales are a normal part of the business model, primarily for the Harsco Metals & Minerals Segment.

The Company's management believes that Free cash flow, which is a non-U.S. GAAP financial measure, is meaningful to investors because management reviews cash flows generated from operations less capital expenditures net of asset sales proceeds. It is important to note that free cash flow does not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF FREE CASH FLOW TO NET CASH PROVIDED BY OPERATING ACTIVITIES (Unaudited)
	Projected Twelve Months Ending December 31
	2016
(In millions)	Low	High
Net cash provided by operating activities	$151	$153
Less capital expenditures (a)	(95)	(85)
Plus total proceeds from asset sales and capital expenditures for strategic ventures	9	12
Free Cash Flow	$65	$80

(a)
Capital expenditures encompass two primary elements: maintenance capital expenditures, which are necessary to sustain the Company’s current revenue streams and include contract renewals; and growth capital expenditures, for which management has discretion as to amount, timing and geographic placement, and which expand the Company's revenue base and create additional future cash flow.

The Company's management believes that free cash flow, which is a non-U.S. GAAP financial measure, is meaningful to investors because management reviews cash flows generated from operations less capital expenditures net of asset sales proceeds. It is important to note that free cash flow does not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF RETURN ON INVESTED CAPITAL EXCLUDING UNUSUAL ITEMS TO NET INCOME (LOSS) FROM CONTINUING OPERATIONS AS REPORTED (a) (Unaudited)
	Trailing Twelve Months for Period Ended June 30
(In thousands)	2016	2015
Income (loss) from continuing operations	$(51,808)	$7,611
Unusual items:
Harsco Rail Segment contract loss provision	40,050	—
Harsco Metals & Minerals Segment contract termination charges	13,484	—
Harsco Metals & Minerals Segment separation costs	13,209	—
Net loss on dilution of equity method investment	10,304	—
Harsco Metals & Minerals Segment site exit and underperforming contract charges, net	10,077	39,248
Harsco Metals & Minerals Segment salt cake processing and disposal charges	7,000	—
Harsco Metals & Minerals Segment Project Orion charges	5,070	3,453
Harsco Metals & Minerals Segment subcontractor settlement charge	4,220	—
Harsco Metals & Minerals Segment multi-employer pension plan charge	1,122	—
Harsco Infrastructure Segment loss on disposal	1,000	—
Harsco Metals & Minerals Segment Brazilian labor claim reserves	—	5,204
Strategic transaction review costs	—	3,531
Harsco Infrastructure transaction costs	—	504
Harsco Rail Segment grinder asset impairment charge	—	590
Gains associated with exited Harsco Infrastructure operations retained	—	(2,205)
Taxes on above unusual items	(12,021)	2,053
Net income from continuing operations, as adjusted	41,707	59,989
After-tax interest expense (b)	31,039	29,872

Net operating profit after tax as adjusted	$72,746	$89,861

Average equity	$300,556	$430,525
Plus average debt	904,177	882,974
Average capital	$1,204,733	$1,313,499

Return on invested capital excluding unusual items	6.0%	6.8%

(a)
Return on invested capital excluding unusual items is net income (loss) from continuing operations excluding unusual items, and after-tax interest expense, divided by average capital for the year. The Company uses a trailing twelve month average for computing average capital.

(b)	The Company’s effective tax rate approximated 37% on an adjusted basis for both periods for interest expense.

The Company’s management believes Return on invested capital excluding unusual items, which is a non-U.S. GAAP financial measure, is meaningful in evaluating the efficiency and effectiveness of the capital invested in the Company’s business. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, net income or other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF RETURN ON INVESTED CAPITAL EXCLUDING UNUSUAL ITEMS TO NET INCOME FROM CONTINUING OPERATIONS AS REPORTED (a) (Unaudited)
Year Ended December 31
(In thousands)	2015
Income from continuing operations	$7,312
Unusual items:
Harsco Metals & Minerals Segment contract termination charges, net	13,484
Harsco Metals & Minerals Segment separation costs	9,922
Harsco Metals & Minerals Segment salt cake processing and disposal charges	7,000
Harsco Metals & Minerals Segment Project Orion charges	5,070
Harsco Metals & Minerals Segment site exit and underperforming contract charges, net (b)	4,977
Harsco Metals & Minerals Segment subcontractor settlement charge	4,220
Harsco Metals & Minerals Segment multi-employer pension plan charge	1,122
Harsco Infrastructure Segment loss on disposal	1,000
Taxes on above unusual items	(6,198)
Net income from continuing operations, as adjusted	47,909
After-tax interest expense (c)	29,486

Net operating profit after tax as adjusted	$77,395

Average equity	$308,182
Plus average debt	910,955
Average capital	$1,219,137

Return on invested capital excluding unusual items	6.3%

(a)
Return on invested capital excluding unusual items is net income from continuing operations excluding unusual items, and after-tax interest expense, divided by average capital for the year. The Company uses a trailing twelve month average for computing average capital.

(b)
Harsco Metals & Minerals Segment charges primarily attributable to site exit costs and non-cash long lived asset impairment charges associated with strategic actions from Project Orion’s focus on underperforming contracts (Full year 2015 $5.0 million pre-tax which includes $1.4 million of pre-tax gains).

(c)	The Company’s effective tax rate approximated 37% on an adjusted basis for interest expense.

The Company’s management believes Return on invested capital excluding unusual items, which is a non-U.S. GAAP financial measure, is meaningful in evaluating the efficiency and effectiveness of the capital invested in the Company’s business. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, net income or other information provided in accordance with U.S. GAAP.